Exhibit 10.23

AMENDMENT NO. 1 TO SEPARATION AND DISTRIBUTION AGREEMENT

THIS AMENDMENT NO. 1 TO THE SEPARATION AND DISTRIBUTION AGREEMENT (this “Amendment No. 1”) is entered into and made effective as of September 19, 2025, by and between Safety Shot, Inc., a Delaware corporation (the “Company”), and Caring Brands, Inc. (the “CB”). The Company and CB may each be individually referred to as a “Party” and together as the “Parties.” Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in that certain Separation and Distribution Agreement dated as of September 24, 2024 30, 2025, as amended, by and between the Company and the Consultant (the “Separation Agreement”).

RECITALS

WHEREAS, the Company and CB entered into the Separation Agreement , which provided for the distribution of 2,000,000 shares of CB common stock owned by the Company to the Company’s shareholders in connection with CB’s initial public offering;

WHEREAS, the Company has determined not to affect the Distribution in connection with CB’s initial public offering and the Parties want to eliminate any rights or obligations in connection with such Distribution.

AGREEMENT

NOW, THEREFORE, in consideration of the promises and mutual agreements of the Parties, and intending to be legally bound hereby, the Parties hereby agree as follows:

1. Amendment. Article III of the Separation Agreement shall be eliminated in its entirety.

2. Entire Agreement. The following documents contain the entire agreement between the Parties concerning the subject matter hereof: (i) this Amendment No. 1 and (ii) the Separation Agreement (the “Relevant Documents”). Any representation, understanding, or promise concerning the subject matter hereof, which is not expressly set forth in any of the Relevant Documents, shall not be enforceable by any party hereto or its successors or assigns. In the event of conflict between the terms of this Amendment and the terms of any other Relevant Documents, the terms of this Amendment shall govern.

3. Severability. If any provision of this Amendment No. 1 is invalid, illegal, or unenforceable, the other provisions of this Amendment No. 1 shall remain in effect.

4. Governing Law. This Amendment No. 1 shall be governed by, and construed in accordance with, the laws of the State of New York applicable to agreements made, delivered, and to be performed within such State, without reference to conflict of law principles.

5. Counterparts. This Amendment No. 1 may be executed in any number of counterparts, each of which will be enforceable against the parties hereto actually executing such counterparts and all of which together will constitute one and the same instrument.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 1 to Separation and Distribution Agreement as of the date first set forth above.

COMPANY

SAFETY SHOT, INC.

By:
Name:
Title:

CARING BRANDS, INC.

By:
Name:
Title:

Signature Page to Amendment No. 2 to Business Consulting Agreement